SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

August 14, 2003

MedImmune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

35 West Watkins Mill Road, Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

        Registrant’s telephone number, including area code (301) 417-0770

ITEM 5. Other Events

On August 14, 2003, MedImmune, Inc. (the "Company"), issued a press release announcing that David Baltimore, Ph.D., a world-renowned scientist, has been appointed to its board of directors. He replaces Franklin H. Top, Jr., M.D., who is retiring from the board of directors after 15 years of service. With this transition, MedImmune's nine-member board of directors includes six independent directors. A copy of the Company's press release describing this event is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Exhibits

     c.        Exhibits

                Ex. 99.1 - Press release, dated August 14, 2003, "MedImmune Announces Addition of David Baltimore, Ph.D. to Board of Directors"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIMMUNE, INC.

BY: /s/ Lota S. Zoth —————————————— Lota S. Zoth Vice President and Controller Principal Accounting Officer

Dated: August 14, 2003